UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2019

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2019, certain indirect subsidiaries (the “Borrowers”) of Change Healthcare Inc. entered into Amendment No. 1 (the “Amendment”) to the Borrowers’ Credit Agreement with Bank of America, N.A., as administrative agent, and certain other lenders party thereto, which governs the Borrowers’ senior secured revolving credit facility (the “Revolving Credit Facility”) and the Borrowers’ senior secured term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”).

The Amendment amended the Revolving Credit Facility to:

•

Extend the maturity date of the Revolving Credit Facility from March 1, 2022 to July 3, 2024 (or, if earlier, the date that is 91 days prior to the final stated maturity date of any class of term loans under the Senior Secured Credit Facilities if the aggregate principal amount of term loans outstanding, together with the principal amount of all term loans for which the final stated maturity date has occurred prior to such date, exceeds $1.1 billion), at which time all principal and interest under the Revolving Credit Facility will be due and payable; and

•	Increase the current commitment amount of the Revolving Credit Facility from $500 million to $785 million.

All other terms of the Senior Secured Credit Facilities will remain substantially the same. The Senior Secured Credit Facilities continue to include customary terms, covenants, events of default and constraints on borrowing availability for credit facilities of its size and nature.

The foregoing summary of the Senior Secured Credit Facilities is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of July 3, 2019, to the Credit Agreement, dated as of March 1, 2017, among Change Healthcare Intermediate Holdings, LLC, Change Healthcare Holdings, LLC, the other borrowers party thereto, the other guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and the other lenders party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
	Name:	Loretta A. Cecil
	Title:	Executive Vice President, General Counsel

Date: July 10, 2019